UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2023

RB Global, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the Board of Directors (the “Board”) of RB Global, Inc. (the “Company”) appointed Jim Kessler as the Company’s Chief Executive Officer and a member of the Board, effective August 1, 2023.

In connection with Mr. Kessler’s appointment as Chief Executive Officer, Ritchie Bros. Auctioneers (Canada) Ltd. (the “Employer”) and Mr. Kessler entered into an employment agreement (the “Employment Agreement”) on December 22, 2023. Under the terms of the Employment Agreement, Mr. Kessler is entitled to: (i) an annual base salary of USD $850,000; (ii) an annual bonus opportunity (an “STI Bonus”) with a target amount equal to 125% of his base salary (with a maximum payout opportunity of 200% of base salary) consistent with the terms of the Company’s Short-Term Incentive Bonus Plan (the “STI Plan”); (iii) an annual long-term incentive grant (“LTI Grant”) targeted at USD $11.4 million, based on the relevant plan documents and subject to approval by the Compensation Committee of the Board; and (iv) certain other benefits and perquisites. The structure of the STI Bonus and LTI Grant will be consistent with those granted to the Employer’s other executives, and is subject to amendment from time to time by the Company.

The Employer may terminate Mr. Kessler for “cause,” as defined in the Employment Agreement, without any payment in lieu thereof, immediately upon written notice. Mr. Kessler may terminate his employment for “good reason,” as defined in the Employment Agreement, with at least 30 days’ prior written notice. Mr. Kessler may also resign his employment under the Employment Agreement with three months’ notice.

If Mr. Kessler’s employment is terminated without “cause” or with “good reason,” Mr. Kessler will be entitled to:

•	Two years’ base salary and STI Bonus at target;

•	All equity awards will be governed by the terms of the relevant plan;

•	An STI Bonus (at target) for the year of termination of employment, pro-rated based on the number of days in the year prior to the termination date; and

•	Subject to Mr. Kessler’s continued eligibility under the applicable plans, continued extended health and dental benefits coverage at active employee rates until the earlier of the second anniversary of the termination of Mr. Kessler’s employment or the date on which he begins new full-time employment;

in each case, conditioned on Mr. Kessler signing, and not revoking, a full and general release of any and all claims against the Employer and its affiliates, among others.

Under the Employment Agreement, Mr. Kessler is prohibited from soliciting an employee of Employer to leave their employment with Employer or soliciting certain clients or customers of the Employer during a period of 12 months following termination. Further, the Employment Agreement prohibits Mr. Kessler from competing against the Employer in Canada or the United States for a period of 12 months following termination. The Employment Agreement also prohibits Mr. Kessler from disparaging or disclosing confidential information relating to the Employer or the Company.

Contemporaneously with entry into the Employment Agreement, the Employer and Mr. Kessler entered into a change of control agreement (the “Change of Control Agreement”). For purposes of the Change of Control Agreement, a “change of control” means:

(i)	a person, or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the voting shares of the Company;

(ii)	a person, or group of persons acting jointly or in concert, holding at least 25% of the voting shares of the Company and being able to change the composition of the Board of Directors by having the person’s, or group of persons’, nominees elected as a majority of the Board of Directors of the Company;

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(iii)	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement; or

(iv)	a reorganization, merger or consolidation or sale or other disposition of substantially all the assets of the Company (a “Business Combination”), unless following such Business Combination the Company beneficially owns all or substantially all of the Employer’s assets either directly or through one or more subsidiaries.

A “double trigger” event requires a change of control and either termination of Mr. Kessler employment with the Employer (i) by the Employer without “cause,” as defined in the Change of Control Agreement, upon a change of control or within two years following a change of control; or (ii) by Mr. Kessler for ”good reason”, as defined in the Change of Control Agreement, upon a change of control or within one (1) year following a change of control. Upon a “double trigger” event, Mr. Kessler will be entitled to a lump sum cash amount equal to the aggregate of two (2) times base salary; two (2) times at-target STI Bonus; two (2) times the annual premium cost that would be incurred by the Employer to continue to provide to Mr. Kessler all health, dental and life insurance benefits provided to Mr. Kessler immediately before the termination date; the earned and unpaid base salary and vacation pay to the termination date; and an amount calculated by dividing by 365 Mr. Kessler’s target bonus under the STI Bonus for the fiscal year in which the termination date occurs, and multiplying that number by the number of days completed in the fiscal year as of the termination date. In addition, Mr. Kessler will continue to have all rights under the applicable stock option and performance share unit plans and agreements with respect to outstanding stock options and performance share units. The Change of Control Agreement also provides that no payments will be made unless Mr. Kessler signs, and does not revoke, a full and general release of any and all claims against the Employer and its affiliates, among others.

The Employment Agreement provides that Mr. Kessler will be nominated to continue as a director of the Company at each annual meeting of the Company’s shareholders that occurs during the term of his employment as Chief Executive Officer, but upon termination of his employment, Mr. Kessler shall be deemed to have immediately resigned as a director of the Company, and he will immediately on request from the Employer execute and provide to the Employer any further documentation to confirm such resignation(s) and to remove himself as a signatory on any accounts maintained by the Employer, the Company or any of their affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RB GLOBAL, INC.

By:	/s/ Ryan Welsh
Ryan Welsh
VP Legal & Corporate Secretary

Date: December 22, 2023

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